STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/01/1998
                                                             981210960 - 2903239

                               State of Delaware
                          Certificate of Incorporation
                             United Raceways, Inc.


FIRST: The name of this Delaware corporation is:
               United Raceways, Inc.

SECOND: The name and address of the Corporation's Registered Agent is:
               Corporate Creations Enterprises Inc.
               686 North Dupont Boulevard #302
               Milford, DE 19963
               Kent County

THIRD: The purpose of the Corporation is to conduct or promote any lawful business or purposes.

FOURTH: The Corporation shall have the authority to issue 2,000 shares of common stock, par value $.01 per share.

FIFTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

SIXTH: The name and address of the incorporator is:
               Corporate Creations International Inc.
               941 Fourth Street #200
               Miami Beach, FL 33139

SEVENTH: This Certificate of Incorporation shall become effective on the date shown below.


/s/ Greg K. Kuroda
---------------------------
Greg K. Kuroda Vice President

Date: May 29, 1998

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UNITED RACEWAYS, INC.

     UNITED RACEWAYS,  INC., a corporation  organized and existing under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify that:

     FIRST: That resolutions setting forth an amendment of the Certificate of Incorporation of said Corporation declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders were adopted by joint writing consent of the majority of the shares entitled to vote and the entire board of directors of United Raceways, Inc. on June 24, 1998. The resolution setting forth the amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article Fourth thereof so that, as amended said Article shall be and read as follows:

          FOURTH: the aggregate number of shares of capital stock which the Corporation shall have authority to issue is Ten Million (10,000,000). $0.01 par value. All of such authorized shares are hereby classified and designated as common stock.

     SECOND: That said amendment was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware by written consent of the stockholders in lieu of a meeting where the necessary number of shares as required by statute, the certificate of incorporation and by-laws of the Corporation were voted in favor of the amendment.

     THIRD: That the said amendment was duly adopted in accordance with the provisions of Section 242 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said UNITED RACEWAYS, INC. has caused this certificate to be signed by its President, this 24th day of June, 1999.


                              UNITED RACEWAYS, INC.

                          By: /s/ George Todt
                             -----------------------
                             George Todt, President



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/25/1998
                                                             981248993 - 2903239